                                                                    Exhibit 4(d)
                                                                    ------------

-------------------------------------------------------------------------------


                             FALL RIVER GAS COMPANY
                                       TO
                      STATE STREET BANK AND TRUST COMPANY,
           SUCCESSOR IN INTEREST TO THE FIRST NATIONAL BANK OF BOSTON,
                                                              Trustee

                                   ----------

                        THIRTEENTH SUPPLEMENTAL INDENTURE
                         dated as of September 19, 1996

                  Supplementing the Indenture of First Mortgage
                          dated as of December 1, 1952,

                        the First Supplemental Indenture
                          dated as of January 1, 1955,

                        the Second Supplemental Indenture
                         dated as of September 1, 1957,

                        the Third Supplemental Indenture
                          dated as of December 1, 1957,

                        the Fourth Supplemental Indenture
                          dated as of February 1, 1958,

                        the Fifth Supplemental Indenture
                            dated as of May 1, 1959,

                        the Sixth Supplemental Indenture
                            dated as of May 1, 1961,

                       the Seventh Supplemental Indenture
                          dated as of November 1, 1961,

                        the Eighth Supplemental Indenture
                          dated as of November 1, 1966

                        the Ninth Supplemental Indenture
                            dated as of June 30, 1971

                        the Tenth Supplemental Indenture
                            dated as of June 1, 1981

                       the Eleventh Supplemental Indenture
                        dated as of December 15, 1989 and

                       the Twelfth Supplemental Indenture
                          dated as of December 20, 1989

                                   ----------

              This is a Mortgage of Personal Property as well as a
                            Mortgage upon Real Estate

------------------------------------------------------------------------------

      THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of September 19, 1996, between FALL RIVER GAS COMPANY, formerly named Fall River Gas Works Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts and having its principal place of business in the City of Fall River in said Commonwealth (hereinafter called the "Company") and STATE STREET BANK AND TRUST COMPANY, a trust company organized and existing under the laws of The Commonwealth of Massachusetts (successor in interest to The First National Bank of Boston, successor by merger to Old Colony Trust Company), having its principal place of business in the City of Boston in The Commonwealth of Massachusetts (hereinafter called the "Trustee").

      WHEREAS, the Company has heretofore executed and delivered to Old Colony Trust Company, trustee (State Street Bank and Trust Company, successor trustee, successor in interest to The First National Bank of Boston, successor by merger to Old Colony Trust Company), an Indenture of First Mortgage dated as of December 1, 1952 (hereinafter called the "Original Indenture"), a First Supplemental Indenture dated as of January 1, 1955 (hereinafter called the "First Supplemental Indenture"), a Second Supplemental Indenture dated as of September 1, 1957 (hereinafter called the "Second Supplemental Indenture"), a Third Supplemental Indenture dated as of December 1, 1957 (hereinafter called the "Third Supplemental Indenture"), a Fourth Supplemental Indenture dated as of February 1, 1958 (hereinafter called the "Fourth Supplemental Indenture"), a Fifth Supplemental Indenture dated as of May 1, 1959 (hereinafter called the "Fifth Supplemental Indenture"), a Sixth Supplemental Indenture dated as of May 1, 1961 (hereinafter called the "Sixth Supplemental Indenture"), a Seventh Supplemental Indenture dated as of November 1, 1961 (hereinafter called the "Seventh Supplemental Indenture"), an Eighth Supplemental Indenture dated as of November 1, 1966 (hereinafter called the "Eighth Supplemental Indenture"), a Ninth Supplemental Indenture dated as of June 30, 1971 (hereinafter called the "Ninth Supplemental Indenture"), a Tenth Supplemental Indenture dated as of June 1, 1981 (hereinafter called the "Tenth Supplemental Indenture"), an Eleventh Supplemental Indenture dated as of December 15, 1989 (hereinafter called the "Eleventh Supplemental Indenture") and a Twelfth Supplemental Indenture dated as of December 20, 1989 (hereinafter called the "Twelfth Supplemental Indenture") to secure, as provided therein, its bonds (therein and herein called the "Bonds"), to be known generally as its "First Mortgage Bonds", and to be issued in one or more series as provided in the Original Indenture; and

      WHEREAS, Two Million Four Hundred Thousand Dollars ($2,400,000) aggregate principal amount of First Mortgage Bonds, 4 1/4% Series due 1972, of the Company have been heretofore issued, all of which Bonds were retired contemporaneously with the issue and sale of First Mortgage Bonds, 3 3/4% Series due 1980, referred to below; and

      WHEREAS, Two Million Four Hundred Thousand Dollars ($2,400,000) aggregate principal amount of First Mortgage Bonds, 3 3/4% Series due 1980 (in the First Supplemental Indenture and herein called the "Bonds of the 1980 Series"), of the Company have been heretofore issued, all of which Bonds have been retired; and



                                    Exhibit A
                                    ---------
                                       -1-

      WHEREAS, One Million Dollars ($1,000,000) aggregate principal amount of First Mortgage Bonds, 5 1/4% Series due 1980 (in the Second Supplemental Indenture and herein called the "Bonds of the Second 1980 Series") of the Company have been heretofore issued, all of which Bonds have been retired; and

      WHEREAS, One Million Two Hundred Thousand Dollars ($1,200,000) aggregate principal amount of First Mortgage Bonds, 5 1/4% Series due 1986 (in the Sixth Supplemental Indenture and herein called the "Bonds of the 1986 Series") of the Company have been heretofore issued, all of which Bonds have been retired; and

      WHEREAS, Three Million Two Hundred Thousand Dollars ($3,200,000) aggregate principal amount of First Mortgage Bonds, 8 3/4% Series due 1996 (in the Ninth Supplemental Indenture and herein called the "Bonds of the 1996 Series") have heretofore been issued, all of which Bonds have been retired; and

      WHEREAS, Three Million Four Hundred Thousand Dollars ($3,400,000) aggregate principal amount of First Mortgage Bonds, 15% Series due 1993 (in the Tenth Supplemental Indenture and herein called the "Bonds of the 1993 Series") of the Company have been heretofore issued, all of which Bonds have been retired; and

      WHEREAS, Six Million Five Hundred Thousand Dollars ($6,500,000) aggregate principal amount of First Mortgage Bonds, 9.44% Series due 2020 (in the Twelfth Supplemental Indenture and herein called the "Bonds of the 2020 Series") have heretofore been issued of which Six Million Five Hundred Thousand Dollars ($6,500,000) are presently outstanding; and

      WHEREAS, the Board of Directors of the Company has established under
Section 3.02 of the Original Indenture a new series of Bonds to be designated First Mortgage Bonds, 7.99% Series due 2026 (hereinafter referred to as "Bonds of the 2026 Series") and has authorized the issue of said Bonds of the 2026 Series in the aggregate principal amount of Seven Million Dollars ($7,000,000) pursuant to the provisions of Article Two of this Thirteenth Supplemental Indenture; and

      WHEREAS, Section 18.01 of the Original Indenture provides, among other things, that the Company, when authorized by a resolution of the Board of Directors, and the Trustee, from time to time and at any time, subject to the restrictions in the Original Indenture, as supplemented and modified, contained, may, and when so required by the Original Indenture, shall, enter into indentures supplemental to the Original Indenture and which thereafter shall form a part thereof, for the purposes, among others, of (a) mortgaging, pledging, conveying, transferring or assigning to the Trustee, and subjecting to the lien of the Original Indenture additional properties acquired by the Company, (b) adding to the Original Indenture other covenants and agreements to be thereafter observed by the Company, (c) providing for the creation of any Series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (d) changing, altering, modifying, varying, or


                                    Exhibit A
                                    ---------
                                       -2-
eliminating any of the terms, provisions, restrictions or conditions of the Original Indenture, subject as set forth therein; and

      WHEREAS, Section 18.02 of the Original Indenture provides, among other things, that the Company, when authorized by a resolution of the Board of Directors, and the Trustee, may, from time to time and at any time, and subject as set forth in said Section 18.02, enter into an indenture or indentures supplemental to the Original Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or of any supplemental indenture and modifying certain rights and obligations of the Company and certain rights of the holders of any of the Bonds and coupons; and

      WHEREAS, the Board of Directors and the Stockholders of the Company by resolutions duly adopted authorized to the extent required by law the execution of this Thirteenth Supplemental Indenture for the purposes of (a) subjecting to the lien of the Original Indenture the additional properties acquired by the Company since the execution of the Twelfth Supplemental Indenture, (b) creating the Bonds of the 2026 Series, designating the series created and specifying the form and the provisions of the Bonds of such series, and (c) changing certain of the provisions of a supplemental indenture (the Original Indenture, as supplemented and modified by the First through the Twelfth Supplemental Indentures, inclusive, and as supplemented by this Thirteenth Supplemental Indenture being herein sometimes called the "Indenture"); and

      WHEREAS, all acts and proceedings required by law and by the Certificate of Organization and Certificate of Incorporation and by-laws of the Company necessary to secure the payment of the principal of and interest and premium, if any, on the Bonds of the 2026 Series, to make the Bonds of the 2026 Series to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of the Bonds, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Twelfth Supplemental Indenture and the issue of the Bonds of the 2026 Series have been in all respects duly authorized:

      NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of and premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, to confirm the lien of the Indenture upon property purchased, constructed or otherwise acquired by the Company since the date of execution of the Twelfth Supplemental Indenture and to secure the performance and observance of all the covenants and conditions herein and in the Bonds and in the Indenture contained, and to declare the terms and conditions upon and subject to which the Bonds of the 2026 Series are and are to be issued and secured, and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds of the 2026 Series by the holders thereof, and of the sum of Ten Dollars ($10) duly paid to the Company by the Trustee, at or before the ensealing and delivery hereof, and







                                    Exhibit A
                                    ---------
                                       -3-
for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Thirteenth Supplemental Indenture, and by these presents, does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto STATE STREET BANK AND TRUST COMPANY, Trustee, its successors in trust and its and their successors and assigns, all property real, personal or mixed described in the Original Indenture and the First through the Twelfth Supplemental Indentures and thereby conveyed or mortgaged or intended so to be, including all such property acquired since the execution and delivery of the Twelfth Supplemental Indenture which by the terms of the Indenture is subjected or is intended to be subjected to the lien thereof, including, without limiting the generality of the foregoing, the following described property:

                                    CLAUSE I.

      All of the lands, gas plants and systems, gas works, buildings, structures, garages, sheds, repair shops, storage houses, erections and constructions now or hereafter placed on or under any of the real estate described in Article Twenty of the Original Indenture or in the granting clauses of the First through the Twelfth Supplemental Indentures or on or under any part hereof, or on or under any real estate thereafter acquired by the Company, with their fixtures and appurtenances, including (but without in any way limiting the generality of the foregoing) the properties and rights more particularly described in said Article Twenty of the Original Indenture, in Schedule A of the Second Supplemental Indenture or in the granting clauses of the First through the Twelfth Supplemental Indentures.

                                   CLAUSE II.

      Also all other real estate and all interests therein now owned or hereafter acquired by the Company including (but without in any way limiting the generality of the foregoing) the real estate and interests therein more particularly described in Schedule A annexed hereto.

                                   CLAUSE III.

      All of the machinery, engines, boilers, furnaces, water wells, motors, compressors, conduits, mains, gates, tubes, drains, switchboards, services, pumps, pumping stations, gas holders, reservoirs, expansion tanks, gas mains and pipes, tunnels, subways, bridges, service pipes, pipe lines, fittings, reducers, regulators, drips, valves, connections, implements, meters, tools, gas, mechanical and all other appliances, instruments, apparatus, appurtenances and facilities now owned by the Company or hereafter acquired by it, and constituting or to constitute parts of its gas storage plant or gas distributing system or the equipment thereof or used or provided for use in or appurtenant to the manufacture, transportation, storage, distribution and sale of manufactured gas, natural gas, propane gas, butane gas or a mixture of any thereof (other than excepted property as hereinafter defined), and there is included herein (but not to the exclusion of any other property now owned or hereafter acquired by the Company), the gas manufacturing plants, gas storage plants and gas distributing systems





                                    Exhibit A
                                    ---------
                                       -4-
owned by the Company, including (but without in any way limiting the generality of the foregoing) the properties and rights more particularly described in said Article Twenty of the Original Indenture, in Schedule A of the Second Supplemental Indenture or in the granting clauses of the First through the Twelfth Supplemental Indentures.

                                   CLAUSE IV.

      All easements, leases, rights, powers, privileges, indeterminate permits, water and riparian rights, and all interests therein, dams and dam sites, franchises, licenses, rights of way, immunities and concessions of the Company, whether granted or acquired by virtue of its Charter, or by virtue of the acts, resolutions, concessions, ordinances, contracts, or other grants of any municipality, county, or other political subdivision or of any private person or body corporate or otherwise, howsoever conferred, now owned or hereafter to be acquired by the Company, to lay, erect, construct, maintain and repair any plants or other property including conduits, mains, pipes, pipe lines, pumping, compressor, regulator and measuring stations, meters, and other equipment to vend gas, within the limits of any incorporated village or city, or elsewhere (other than excepted property as hereinafter defined), and there is included herein (but not to the exclusion of any other property now owned or hereafter acquired by the Company) any indeterminate permits, franchises, permits, grants, rights of way and easements owned by the Company for the transmission and distribution of manufactured gas, natural gas, propane gas, butane gas or a mixture of any thereof, and the laying, erection, construction, maintenance and repair of conduits, mains, pipes, pipe lines, pumping, compressor, regulator and measuring stations, meters and other equipment for that purpose, and wheresoever situated (but not herein specifically excepted), including (but without in any way limiting the generality of the foregoing) the properties and rights more particularly described in said Article Twenty of the Original Indenture, in Schedule A of the Second Supplemental Indenture or in the granting clauses of the First through the Twelfth Supplemental Indentures.

                                    CLAUSE V.

      Also all property, real, personal and mixed (except as herein expressly excepted), of every nature and description and wheresoever situated, whether or not herein specifically described, and all interests therein, now owned or hereafter acquired by or belonging to the Company or to which it now is, or may at any time hereafter be, in any manner entitled at law or in equity.

                                   CLAUSE VI.

      Also all renewals, replacements, accessions, additions, improvements, betterments, developments, extensions, and enlargements, hereafter made, constructed or acquired by the Company to, of or upon any or all such properties, equipment, systems and/or plants and all property used thereby or useful therefor or incidental thereto or connected therewith now or at any time hereafter subject to the lien of the Indenture, or required so to be by any provision


                                    Exhibit A
                                    ---------
                                       -5-
herein contained, and also all franchises, permits and similar rights acquired in connection therewith.

                                   CLAUSE VII.

      Also any and all property of every kind or description (including any property which may be expressly excepted by Clause IX of these granting clauses) which may at any time or from time to time after the date of this Thirteenth Supplemental Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company, or by any person, firm, association or corporation with the consent of the Company, or otherwise as expressly permitted by the terms of the Indenture, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment or transfer as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such delivery, conveyance, mortgage, pledge, assignment or transfer shall be made, not inconsistent with the terms of the Indenture.

                                  CLAUSE VIII.

      TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid properties or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, rights, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid properties and every part and parcel thereof.

      SUBJECT, HOWEVER, to the following (none of which, in the opinion of the Company, materially interferes with the conduct of its business): the reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, franchises and contracts or other instruments through which the Company acquired or claims title to or enjoys the use of the mortgaged property; such servitudes, easements, rights and privileges in, over, on, under or through said properties as have been granted by the Company to other persons; statutory and municipal requirements relating to land and buildings; the rights of the public and others in streets, roads and highways, open or unopen, or laid out but unopened, crossing or bounding any of the said parcels; the rights of The Commonwealth of Massachusetts and of the United States of America, in and to any streams, rivers or bodies of water abutting any of the said parcels; the rights of electric, gas, water, telephone and telegraph companies (other than the Company) to maintain and operate pole lines, conduits, and gas and water mains over or through any of the said parcels or on or in the streets, roads or highways abutting thereon as the same may now or hereafter be located; any easements visible on the ground but not evidenced by recorded agreements or grants; and permitted encumbrances as defined in Section 1.40 of the Original Indenture; and, with respect to any property which the Company may hereafter construct or acquire, to any liens then in effect thereon or placed thereon for




                                    Exhibit A
                                    ---------
                                       -6-
unpaid portions of the purchase money at the time of such acquisition, to the extent permitted by Section 9.10 of the Original Indenture.

                                   CLAUSE IX.

                                EXCEPTED PROPERTY

      EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from the Indenture and from the lien and operation thereof:

      (a) any and all property expressly excepted and excluded from the Original Indenture and from the lien and operation thereof by paragraph A and all property of the character expressly excepted and excluded by paragraph B through I of Clause IX of the Granting Clauses of the Original Indenture;

      (b) all property, if any, expressly excepted from the lien of the Indenture in the descriptions of the property contained in Schedule A of the Second Supplemental Indenture;

      (c) any and all property expressly excepted from the lien of the Indenture in the Granting Clauses of the First through the Twelfth Supplemental Indentures;

      (d) any and all property expressly excepted in the Granting Clauses of this Thirteenth Supplemental Indenture; and

      (e) all property which prior to the execution and delivery of this Thirteenth Supplemental Indenture has been released by the Trustee or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof.

      If upon the happening of any default as defined in Article Twelve of the Original Indenture, the Trustee or a receiver or trustee shall enter upon and take possession of the trust estate, the Trustee or such receiver or trustee may, to the extent permitted by law, at the same time likewise take possession of any and all of the property specifically excepted under the heading "Excepted Property" of Granting Clause IX of the Original Indenture, other than paragraph G thereof, together with any and all of the property specifically excepted in the descriptions of the property contained in Schedule A of the Second Supplemental Indenture, and any and all property expressly excepted in the Granting Clauses of the First through the Twelfth Supplemental Indentures and in the Granting Clauses of this Thirteenth Supplemental Indenture, then on hand and use and administer the same to the same extent as if such property were part of the trust estate, unless and until such default shall be remedied or waived and possession of the trust estate restored to the Company.

      TO HAVE AND TO HOLD all of the property, real, personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred,



                                    Exhibit A
                                    ---------
                                       -7-
mortgaged, pledged, set over or confirmed, or intended so to be, unto the Trustee and its successors in trust and to its and their assigns, forever.

      BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, or any of them, authenticated and delivered under the Indenture, and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon over any other by reason or priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section
12.28 of the Original Indenture, so that, subject to said Section 12.28 each and all of said Bonds and coupons shall have the same right, lien and privilege under the Indenture and shall be equally and proportionately secured thereby (except as any sinking, depreciation or other analogous fund established in accordance with the provisions of the Indenture may afford additional security for the Bonds of any particular series), with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery of the Original Indenture.

      THE COMPANY HEREBY DECLARES that it holds and will hold and apply all property and rights, described in paragraph G of Clause IX of the Original Indenture as specifically reserved and excepted, upon the trusts as set forth in the Indenture, and as the Trustee (or any purchaser upon any sale of the mortgaged property) shall for such purpose direct from time to time to the fullest extent permitted by law or in equity and by any instruments creating the same, as fully as if the same could be and had been hereby granted, conveyed, mortgaged, pledged, transferred and assigned to and vested in the Trustee.

      It is hereby covenanted, declared and agreed by and between the parties hereto that all Bonds and coupons, if any, are to be authenticated, delivered and issued and that all property subject or to become subject to the Indenture is to be held, subject to the further covenants, conditions, uses and trusts set forth in the Indenture, and the Company for itself and its successors or assigns does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said Bonds, or coupons, or any of them, as follows:

                                  ARTICLE ONE.

                            BONDS OF THE 2026 SERIES
                    AND CERTAIN PROVISIONS RELATING THERETO.

      Section 1.01. A. TERMS OF BONDS OF THE 2026 SERIES. There shall be and hereby is created a new series of Bonds, known as and entitled "First Mortgage Bonds, 7.99% Series due 2026" (herein referred to as the "Bonds of the 2026 Series"). The principal amount of the Bonds of the 2026 Series shall be and hereby is limited, except for duplicate Bonds authenticated and delivered pursuant to Section 3.12 of the Original Indenture, to Seven Million Dollars ($7,000,000) in aggregate principal amount.



                                    Exhibit A
                                    ---------
                                       -8-

      The definitive Bonds of the 2026 Series shall be registered Bonds without coupons of the denomination of $100,000 or any multiple thereof.

      The Bonds of the 2026 Series will, notwithstanding the provisions of
Section 3.05 of the Original Indenture, be dated and bear interest from the date of initial issue and payment to the Company by the purchaser or purchasers thereof. All Bonds of the 2026 Series shall mature September 15, 2026, and will bear interest at the rate of 7.99% per annum until the payment of the principal thereof, such interest to be payable on March 15, 1997 and thereafter semi-annually on March 15 and September 15 in each year. The principal of, the premium, if any, and interest on, the Bonds of the 2026 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in Canton, Massachusetts. For purposes of this Thirteenth Supplemental Indenture and the Bonds of the 2026 Series, the term "premium" shall include any "Make Whole Amount", as the latter term is defined in such Bonds.

      The definitive Bonds of the 2026 Series, notwithstanding the provisions of
Section 3.04 of the Original Indenture, may be printed, typed or otherwise reproduced in any manner satisfactory to the Trustee without the use of engraving or steel engraved borders.

      As permitted by the provisions of Section 3.10 of the Original Indenture and upon payment at the option of the Company of the charges provided in Section
3.11 of the Original Indenture, Bonds of the 2026 Series may be exchanged for a new Bond or Bonds of different authorized denominations of like aggregate principal amount.

      The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of and premium, if any, and interest on the Bonds of the 2026 Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2026 Series.

      B. FORM OF BONDS OF THE 2026 SERIES The Bonds of the 2026 Series and the Trustee's authentication certificate to be executed on all of the Bonds of said series, shall be in substantially the following forms, respectively:



                                    Exhibit A
                                    ---------
                                       -9-

                        [FORM OF BOND OF THE 2026 SERIES]


      This Bond has not been registered under the Securities Act of 1933 and may not be sold, assigned or transferred in the absence of such registration or a written opinion of counsel reasonably satisfactory to the Company to the effect that such sale, assignment or transfer is not a transaction requiring registration of this Bond under the Securities Act of 1933.


No.  RG                                                    $
        ---------------                                     -----------------


                            FALL RIVER GAS COMPANY

                   FIRST MORTGAGE BOND, 7.99% SERIES DUE 2026

                             DUE SEPTEMBER 15, 2026

      FALL RIVER GAS COMPANY, a Massachusetts corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to _________, or registered assigns, ______________Dollars ($___________ ) on September 15, 2026, and to pay to said payee, or registered assigns, interest hereon from the date hereof at the rate of 7.99% per annum, semi-annually on the fifteenth day of March and September in each year until payment of the principal hereof. To the extent permitted by law, interest shall be payable on any overdue principal or interest at the rate of 9.99% per annum; interest at the rate of 9.99% per annum shall accrue from the date such principal or interest was due and payable, disregarding for this purpose any period of grace used in determining the existence of a default under the Indenture (as hereinafter defined).

      The principal of and the premium, if any, and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee, or its successor in trust, in Canton, Massachusetts.

      This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company known as First Mortgage Bonds, all issued or issuable in one or more series under and equally and proportionately secured (except insofar as any sinking fund, depreciation fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of First Mortgage dated as of December 1, 1952, as supplemented and modified by a First Supplemental Indenture dated as of January 1, 1955, and supplemented by a Second Supplemental Indenture dated as of September 1, 1957, a Third Supplemental Indenture dated as of December 1, 1957, a Fourth Supplemental Indenture dated as of February 1, 1958, a



                                    Exhibit A
                                    ---------
                                      -10-

Fifth Supplemental Indenture dated as of May 1, 1959, a Sixth Supplemental Indenture dated as of May 1, 1961, a Seventh Supplemental Indenture dated as of November 1, 1961 and an Eighth Supplemental Indenture dated as of November 1, 1966, each executed and delivered by the Company to Old Colony Trust Company, Boston, Massachusetts, as Trustee, to which State Street Bank and Trust Company, Boston, Massachusetts, is successor Trustee, as successor in interest to The First National Bank of Boston, successor by merger to Old Colony Trust Company (herein said State Street Bank and Trust Company, as said trustee, and its successors under said Indenture sometimes called the "Trustee"), a Ninth Supplemental Indenture dated as of June 1, 1971, a Tenth Supplemental Indenture dated as of June 1, 1981, an Eleventh Supplemental Indenture dated as of December 15, 1989, and a Twelfth Supplemental Indenture dated as of December 20, 1989, each executed and delivered by the Company to The First National Bank of Boston, Boston, Massachusetts, as Trustee, to which State Street Bank and Trust Company, Boston, Massachusetts, is successor Trustee, as successor in interest to The First National Bank of Boston, and a Thirteenth Supplemental Indenture dated as of September 19, 1996, executed and delivered by the Company to the Trustee, and all indentures supplemental thereto (herein sometimes called the "Indenture") reference to which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder; but neither the foregoing reference to the Indenture nor any provision of this bond or of the Indenture or of any indenture supplemental thereto shall affect or permit any impairment of the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated times herein provided, the principal of and the premium, if any, and the interest on this bond as herein provided.

      The bonds of this series are entitled to the benefits of a Guaranty and Negative Pledge Agreement to which reference is made in the Bond Purchase Agreement dated September 20, 1996 between the Company and the original holder of the bonds of this series and the Endorsement endorsed hereon or attached hereto.

      The bonds of this series are subject to redemption prior to maturity as a whole or in part at the option of the Company at any time on or after September 15, 2016 and prior to maturity, upon payment of the principal amount of bonds to be redeemed plus (i) accrued interest thereon and (ii) an amount equal to the Make Whole Amount. Notwithstanding the provisions of Section 8.05 of the Indenture, no trust moneys (as such term is defined in the Indenture) may be applied by the Trustee at any time to the redemption prior to maturity of any bonds of this series.

      As used herein, the following terms shall have the following respective meanings:

      The term "Make Whole Amount" shall mean at any time with respect to any redemption of the bonds of this series, to the extent that the Treasury Rate plus 50 basis points at such time is lower than 7.99% per annum, the excess of
(a) the present value of the


                                    Exhibit A
                                    ---------
                                      -11-
principal and interest payments on and in respect of the bonds of this series being redeemed that would otherwise become due and payable (without giving effect to such redemption), discounted at a rate which is equal to the Treasury Rate plus 50 basis points over (b) the principal amount of the bonds of this series being redeemed, at par. To the extent that the Treasury Rate plus 50 basis points at the time of such redemption is equal to or higher than 7.99% per annum, the Make Whole Amount is zero.

      The term "premium" shall include any Make Whole Amount.

      The term "Treasury Rate" at any time with respect to any bonds of this series being redeemed, shall mean and shall be determined by reference to the applicable display on Bloomberg Financial Markets Service as of 10:00 A.M., New York time, on the second business day prior to the date fixed for redemption (or, if such display is no longer available, any publicly available source of similar market data), and shall be the yield on actively traded United States Treasury securities adjusted to a maturity equal to the then remaining Weighted Average Life to Maturity of the bonds of this series being redeemed (the "Remaining Life"). If the Remaining Life is not equal to the maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the two closest United States Treasury securities for which such yields are given, except that if the Remaining Life is less than one year, the average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be computed to the fifth decimal place (one-thousandth of a percentage point) and then rounded to the fourth decimal place (one-hundredth of a percentage point).

      The term "Weighted Average Life to Maturity" shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of the bonds of this series being redeemed by the then outstanding principal amount of such bonds. For purposes of this definition, the "Remaining Dollar-years" of any bonds of this series being redeemed shall mean, at any date, the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

      If this bond or any portion thereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and the Make Whole Amount is irrevocably provided for and if notice of such redemption is duly given or provided for, all as specified in the Indenture, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment and notice are irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

      In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner,


                                    Exhibit A
                                    ---------
                                      -12-
either (a) upon notation hereon by the holder of this bond of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds for the unredeemed balance of the principal amount of this bond.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds percent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds percent in principal amount of the bonds at the time outstanding of each series affected, to effect, by an indenture or indentures supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived.

      This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

      The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of bonds of the same series but of other authorized denominations upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

      If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and under the conditions provided in the Indenture, waive past defaults thereunder and the consequences of such defaults.

      No recourse shall be had for the payment of the principal of or the premium, if any, or the interest on this bond, or expenses related thereto or for any claim based hereon, or



                                    Exhibit A
                                    ---------
                                      -13-
otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

      The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered, or his registered assigns, as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

      This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

      IN WITNESS WHEREOF, FALL RIVER GAS COMPANY has caused these presents, which are intended to take effect as a sealed instrument, to be executed in its corporate name by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurer, under its corporate seal or a facsimile thereof, attested by its Clerk or one of its Assistant Clerks, all as of ____________ ___, _____.

                                         FALL RIVER GAS COMPANY



                                         By:
                                            ---------------------------------
                                            President


(Corporate Seal)
                                         By:
                                            ---------------------------------
                                            Treasurer

Attest:


----------------------------
Assistant Clerk




                                    Exhibit A
                                    ---------
                                      -14-

                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

      This is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                                    STATE STREET BANK AND TRUST
                                    COMPANY, As Trustee



                                    By
                                      ------------------------------

  Authorized Signatory


                              [FORM OF ASSIGNMENT]

      For value received, the undersigned hereby sells, assigns, and transfers
unto (whose Taxpayer Identifying Number is           ) the within bond, and all
rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

      Dated:


      In the presence of:

      NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

                       [FORM OF ENDORSEMENT OF GUARANTOR]

                            ENDORSEMENT OF GUARANTOR

      This First Mortgage Bond, 7.99% Series due 2026 is entitled to the benefits of the Guaranty and Negative Pledge Agreement dated September 20, 1996 by and among Fall River Gas Company, Fall River Gas Appliance Company, Inc. and Allstate Life Insurance Company.

Dated:                                 FALL RIVER GAS APPLIANCE
      --------------------             COMPANY, INC.



                                    By
                                      ------------------------------
                                      President


                                    Exhibit A
                                    ---------
                                      -15-

      Section 1.02. REDEMPTION PROVISIONS FOR BONDS OF THE 2026 SERIES. The Bonds of the 2026 Series shall be subject to redemption prior to maturity as a whole or in part at the option of the Company at any time on or after September 15, 2016 and prior to maturity as set forth in the form of the Bonds of the 2026 Series set forth in Section 1.01 hereof. Notwithstanding the provisions of
Section 8.05 of the Original Indenture, the Company and the Trustee agree that no trust moneys (as such term is defined in the Original Indenture) may be applied by the Trustee at any time to the redemption prior to maturity of any Bonds of the 2026 Series.

      Whenever less than all of the outstanding Bonds of the 2026 Series are to be redeemed, the principal amount of such Bonds to be redeemed shall be prorated in units of $1,000 each among the holders of the Bonds of the 2026 Series in the proportion that their respective holdings bear to the aggregate principal amount of Bonds of the 2026 Series outstanding on the date of selection.

      Section 1.03. RESTRICTION ON PAYMENT OF DIVIDENDS ON COMMON STOCK. The Company shall not (a) declare or pay any dividend (other than dividends payable in Common Stock of the Company) or make any other distribution on any shares of Common Stock, (b) make any expenditures for the purchase, redemption or other retirement for a consideration of any shares of capital stock of the Company (other than in exchange for, or from the proceeds of, other and new shares of capital stock of the Company and other than any class of preferred stock required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for such class of stock), or (c) make any loans or advances to or investments in any securities of any subsidiary of the Company (other than from the proceeds of new shares of capital stock of the Company), if the aggregate amount of all such dividends, distributions, expenditures, loans, advances and investments made since September 30, 1995, would exceed the aggregate amount of the net income of the Company accumulated after September 30, 1995, plus the sum of $4,000,000.

      Net income of the Company for the purpose of this Section shall mean (a) the total operating revenues of the Company, less the total operating expenses, taxes (including, without limitation, income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance and provision for retirements, depreciation or obsolescence, which shall be the amount actually charged by the Company on its books of account, but in respect of depreciable gas utility property not subject to prior liens shall not be less than the minimum provision for depreciation, as defined in Section 1.33 of the Original Indenture, as amended to date, (b) other net non-operating income and
(c) other income (less any applicable expenses) of the Company and after provision for all dividends accrued on any outstanding stock of the Company having preference over the Common Stock as to dividends, assets or otherwise, all of the foregoing determined in accordance with sound accounting practice, PROVIDED, HOWEVER, that in determining the net income of the Company for the purposes of this Section no deduction or adjustment shall be made for or in respect of any charges or credits which under sound accounting practice are not appropriate charges or credits in determining net income and, without limiting the generality of the foregoing, no deduction or adjustment shall be made




                                    Exhibit A
                                    ---------
                                      -16-
for or in respect of (a) profits or losses from sales, abandonment or other disposition of property or other capital assets or from the reacquisition of any securities of the Company, or taxes on or in respect of any such profits; (b) any change in or adjustment of the book value of any assets owned by the Company; (c) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1995; or (d) amortization, retirement or elimination of gas utility plant adjustment accounts or intangibles.

      A subsidiary of the Company for the purposes of this Section shall mean any corporation a majority of the stock of which having ordinary voting power not contingent upon a condition of default is owned by the Company or any other subsidiary of the Company.

      Section 1.04. INDEBTEDNESS. Unless the holders of two-thirds in principal amount outstanding of the Bonds of the 2026 Series shall otherwise generally or specifically as to a particular instance consent thereto in writing:

      (a) the Company shall not permit its aggregate indebtedness for borrowed money at any time during any period specified below to exceed the percentage specified below for such period of the Company's total capitalization:


      Period                           Maximum Permitted Percentage
      ------                           ----------------------------

From and after September 15, 1996
through September 14, 2000                      70%

From and after September 15, 2000
through September 14, 2002                      68%

From and after September 15, 2002               65%; and


      (b) the Company shall not at any time incur or become liable for any bonded indebtedness, including, but not limited to, the issuance of any Bonds, unless the net income available for interest of the Company for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the month in which the Company proposes to incur or become liable for such indebtedness is at least two times the fixed annual interest charges on all indebtedness for borrowed money of the Company, including such bonded indebtedness.


      As used herein, the following terms shall have the following respective meanings:

      The term "total capitalization" shall mean at any time the sum of (a) the principal amount of all outstanding indebtedness of the Company for borrowed money, (b) the aggregate amount of par or stated capital represented by all issued and outstanding capital stock of all classes of the Company having preference as to dividends or upon liquidation over



                                    Exhibit A
                                    ---------
                                      -17-
its common stock, if any, and (c) the common stock equity of the Company.

      The term "common stock equity" shall be the sum of the amount of par or stated capital represented by all issued and outstanding common stock (excluding treasury stock), all premiums on capital stock of the Company of all classes, and the surplus (including retained earnings and paid-in or capital surplus) of the Company, less (a) any unamortized debt discount and expense, unamortized extraordinary property losses and capital stock discount and expense set forth on the asset side of the balance sheet, and (b) the excess, if any, of the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Company on any outstanding shares of the Company having a preference as to dividends or upon liquidation over the common stock, over the aggregate amount of par or stated capital represented by any such outstanding shares; PROVIDED, HOWEVER, that no deduction shall be made in the determination of common stock equity for any of the amounts or items referred to in clauses (a) and (b) of this paragraph which are, at the time of the determination of the common stock equity, being amortized or provided for by reserve.

      The term "indebtedness for borrowed money" shall include all indebtedness of the Company for borrowed money (whether long or short term) of every kind and nature and any guaranty of the indebtedness of another but shall not include:

      (1) Current liabilities of the Company (other than for money borrowed) incurred in the ordinary course of its business;

      (2) Indebtedness of the Company for taxes, assessments or governmental charges or levies if the same shall not at the time be due and payable or can be paid thereafter without penalty or shall concurrently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves deemed by it adequate with respect thereto;

      (3) Short term indebtedness for borrowed money incurred from time to time for purposes of purchasing gas supplies, but only to the extent that the Company's Cost of Gas Adjustment Clause then reflects an under-collection of allowable costs equal to or greater than the outstanding balance of such indebtedness; and provided further, however, that the exclusion within this paragraph (3) shall not apply if such indebtedness, if otherwise included within the definition of "indebtedness for borrowed money," would cause the Company's aggregate indebtedness for borrowed money to exceed 70% of the Company's total capitalization; or

      (4) Judgments or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution or sale pending such appeal of proceedings.

      The term "net income available for interest" of the Company shall mean (a) the total operating revenues of the Company, less the total operating expenses, taxes (excluding income, excess profits and other taxes based on or measured by income or undistributed



                                    Exhibit A
                                    ---------
                                      -18-
earnings or income), and other appropriate items, including provision for maintenance and provision for retirements, depreciation or obsolescence, which shall be the amount actually charged by the Company on its books of account but in respect of depreciable gas utility property not subject to prior liens shall not be less than the minimum provision for depreciation, as defined in Section
1.33 of the Original Indenture, as amended to date, (b) other net non-operating income and (c) other income (less any applicable expenses), of the Company, all of the foregoing determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company for the purposes of this Section no deduction or adjustment shall be made for or in respect of any charges or credits which under sound accounting practice are not appropriate charges or credits in determining net income and, without limiting the generality of the foregoing, no deduction or adjustment shall be made for or in respect of (a) profits or losses from sales, abandonment or other disposition of property or other capital assets or from the reacquisition of any securities of the Company, or taxes on or in respect of any such profits; (b) any change in or adjustment of the book value of any assets owned by the Company; (c) any earned surplus adjustment (including tax adjustments) applicable to any period prior to October 1, 1995; or (d) amortization, retirement or elimination of gas utility plant adjustment accounts or intangibles.

      Section 1.05. DEPRECIATION. So long as any of the Bonds of the 2026 Series are outstanding (whether or not any Bonds of the 2020 Series are outstanding), the term "minimum provision for depreciation" shall have the meaning defined in
Section 1.33 of the Original Indenture as modified by Clause (6) of Article Two of the First Supplemental Indenture as to the period during which any Bonds of the 1980 Series were outstanding.

      Section 1.06. DURATION OF EFFECTIVENESS OF ARTICLE ONE. This Article shall be of force and effect only so long as any Bonds of the 2026 Series are outstanding.


                                   ARTICLE TWO

                  Principal Amount of Bonds of the 2026 Series
                             Presently to be Issued

      Section 2.01. The total aggregate principal amount of Bonds of the 2026 Series presently to be issued and outstanding under the provisions of and secured by the Indenture, will be Seven Million Dollars ($7,000,000). Additional Bonds, other than Bonds of the 2020 Series and Bonds of the 2026 Series or of any other series established after the execution and delivery of this Thirteenth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture, except that no further Bonds shall be issued pursuant to the provisions of the second paragraph of Section
5.01 of the Original Indenture inserted therein by the provisions of Article Two, Clause (9) of the First Supplemental Indenture.

      Section 2.02. Upon the execution and delivery of this Thirteenth Supplemental


                                    Exhibit A
                                    ---------
                                      -19-

Indenture, or from time to time thereafter, Seven Million Dollars ($7,000,000) principal amount of Bonds of the 2026 Series may be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to and upon the written order of the Company, upon compliance by the Company with the provisions of Article Five of the Original Indenture.


                                  ARTICLE THREE

                           Amendment of the Indenture

      Section 3.01. The Twelfth Supplemental Indenture is hereby modified by deleting in its entirety the first paragraph of Section 1.04 of Article One of the Twelfth Supplemental Indenture and inserting in lieu thereof the following replacement first paragraph:

            "Section 1.04. INDEBTEDNESS. Unless the holders of two-thirds in principal amount outstanding of the Bonds of the 2020 Series shall otherwise generally or specifically as to a particular instance consent thereto in writing:

             (a) the Company shall not permit its aggregate indebtedness for borrowed money at any time during any period specified below to exceed the percentage specified below for such period of the Company's total capitalization:

            Period                     Maximum Permitted Percentage
            ------                     ----------------------------

      From and after September 15, 1996
      through September 14, 2000                70%

      From and after September 15, 2000
      through September 14, 2002                68%

      From and after September 15, 2002         65%; and

            (b) the Company shall not at any time incur or become liable for any bonded indebtedness, including, but not limited to, the issuance of any Bonds, unless the net income available for interest of the Company for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the month in which the Company proposes to incur or become liable for such indebtedness is at least two times the fixed annual interest charges on all indebtedness for borrowed money of the Company, including such bonded indebtedness."

                                  ARTICLE FOUR

                                  Miscellaneous



                                    Exhibit A
                                    ---------
                                      -20-

      Section 4.01. This Thirteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented and modified by the First Supplemental Indenture and supplemented by the Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh and Twelfth Supplemental Indentures, and shall form a part thereof, and the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh and Twelfth Supplemental Indentures are hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Original Indenture as supplemented and modified by the First Supplemental Indenture and supplemented by the Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh and Twelfth Supplemental Indentures shall be applicable to the Bonds of the 2026 Series to the same extent as if specifically set forth herein. All terms used in this Thirteenth Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture as so supplemented and modified except in cases where the context clearly indicates otherwise.

      Section 4.02. All recitals in this Thirteenth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as so supplemented and modified in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

      Section 4.03. The Company covenants that it is lawfully seized and possessed at the date of execution of this Thirteenth Supplemental Indenture of all the trust estate described in this Thirteenth Supplemental Indenture, except as specifically otherwise stated in this Thirteenth Supplemental Indenture, and that all the trust estate so described is free and clear of any lien other than the lien of the Indenture and permitted encumbrances; that the Company will warrant and forever defend all the trust estate so described to the Trustee against the claims of all persons whomsoever except as in the Indenture specifically otherwise stated, that it will maintain and preserve the lien of the Indenture so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject all the trust estate so described to the lien of the Indenture as provided in and by the terms of the Indenture.

      Section 4.04. Notwithstanding any provisions of the Indenture or the Bonds of the 2026 Series, so long as the original registered holder or any subsequent registered holder of Bonds of the 2026 Series which is a bank, insurance company or other institutional investor shall hold any of the Bonds of the 2026 Series, all payments of interest on the Bonds of the 2026 Series, and all payments on account of principal or premium, if any, shall be made directly to each such registered holder or its nominee at such address as may from time to time be furnished by such holder in writing without surrender or presentation of such Bonds of the 2026 Series to the Trustee (except that such holder shall surrender a Bond within a reasonable period of time following receipt of payment, by redemption or otherwise, of such Bond of the 2026 Series in whole) and with respect to each such original holder such payments shall be made in accordance with the provisions of any written agreement between such original holder



                                    Exhibit A
                                    ---------
                                      -21-
and the Company which shall have been communicated and consented to by the Trustee.

      The Trustee hereby consents to the method of payment described in "Schedule I" to the Bond Purchase Agreement dated September 20, 1996 between the Company and such original holder. The Trustee also consents to the provisions of sections 9.1, 9.2 and 9.3 of said Bond Purchase Agreement and agrees that if a mutilated, destroyed or lost Bond of the 2026 Series was held by the original holder or any other institutional holder of recognized standing and sound financial condition reasonably satisfactory to the Company or any nominee for the original holder or such other institutional holder (a) an agreement of indemnity reasonably satisfactory to the Company from such original holder or such other institutional holder, as the case may be, shall constitute indemnity satisfactory to it for the purposes of the Indenture and (b) the Trustee will look only to the Company for reimbursement of its expenses incurred in connection with such replacement.

      Section 4.05. This Thirteenth Supplemental Indenture may be executed in several counterparts and on separate counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.



                                    Exhibit A
                                    ---------
                                      -22-

      IN WITNESS WHEREOF, Fall River Gas Company has caused this Thirteenth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and by its Treasurer or one of its Assistant Treasurers and its corporate seal to be hereunto affixed and attested by its Clerk or one of its Assistant Clerks, and State Street Bank and Trust Company in token of its acceptance of the trust hereby created has caused this Thirteenth Supplemental Indenture to be signed in its name and behalf by one of its ___________________ , and its corporate seal to be hereunto affixed and attested by one of its_______________ , all on the ___ day of September, 1996, but as of the day and year first above written.

                                       FALL RIVER GAS COMPANY



                                       By:
                                          ----------------------------------
                                                            , President



                                       and By:
                                              ------------------------------
                                                            , Treasurer

Attest:                               (Corporate Seal)


------------------------------
Assistant Clerk


                                       STATE STREET BANK AND TRUST
                                       COMPANY, as successor in interest to
                                       The First National Bank of Boston


                                       By:
                                          ----------------------------------
                                          [Title]

Attest:                               (Corporate Seal)


------------------------------
                       [Title]

                                    Exhibit A
                                    ---------
                                      -23-

COMMONWEALTH OF MASSACHUSETTS  )
COUNTY OF SUFFOLK              )  SS.:

      At Boston on this 19th day of September, 1996, before me appeared _______________________ and ___________________ , to me personally known, who, being by me duly sworn, did say that they are the President and Treasurer, respectively, of the Fall River Gas Company, and that the seal affixed to the foregoing instrument is the corporate seal of said Company, and that the said instrument was signed and sealed by them on behalf of said Company by authority of its Board of Directors, and the said _______________and __________________ acknowledged said instrument to be the free act and deed of said Company.



                             -------------------------
                                  Notary Public

                             My commission expires:

(Notarial Seal)


COMMONWEALTH OF MASSACHUSETTS )
COUNTY OF SUFFOLK             )  SS.:

      At Boston on this 19th day of September, 1996, before me appeared _______________, to me personally known, who, being by me duly sworn, did say that he is a ______________________of State Street Bank and Trust Company, and that the seal affixed to the foregoing instrument is the corporate seal of said State Street Bank and Trust Company, and that the said instrument was signed and sealed on behalf of said State Street Bank and Trust Company by authority of its Board of Directors and the said ___________________acknowledged said instrument to be the free act and deed of said State Street Bank and Trust Company.



                             -----------------------
                                  Notary Public

                             My commission expires:


(Notarial Seal)



                                    Exhibit A
                                    ---------
                                      -24-

                                   SCHEDULE A
                                   ----------





































                                    Exhibit A
                                    ---------
                                      -25-